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                                                             Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-2 No. 33-58163) of North Star Universal, Inc. and in the related Prospectus of our report dated May 10, 1994, with respect to the consolidated financial statements and schedules of CorVel Corporation included in the Annual Report (Form 10-K/A-1) for the year ended December 31, 1993 of North Star Universal, Inc.


                                                       /s/ Ernst & Young LLP



Orange County, California
April 26, 1995